                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 14a-11(c) or 14a-12

                      Advanced Fibre Communications, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (4)  Date Filed:

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

AFC LOGO

                      ADVANCED FIBRE COMMUNICATIONS, INC.
                              1 WILLOW BROOK COURT
                           PETALUMA, CALIFORNIA 94954

                 NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 25, 2000

TO OUR STOCKHOLDERS:

     You are cordially invited to attend the 2000 Annual Meeting of Stockholders of ADVANCED FIBRE COMMUNICATIONS, INC. (the "Company"), which will be held at the offices of the Company, 2200 South McDowell Boulevard, Petaluma, California 94954 at 2:00 p.m. on Thursday, May 25, 2000, (the "Annual Meeting") for the following purposes:

     1. To elect three directors, Clifford H. Higgerson, John A. Schofield and Alex Sozonoff, to the Board of Directors to serve a three-year term, such directors to constitute Class I of the Company's Board of Directors;

     2. To consider and vote upon a proposal to ratify the selection of KPMG LLP as independent public accountants for the Company for the fiscal year ending December 30, 2000; and

     3. To act upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     These matters are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on April 7, 2000 as the record date for determining those stockholders who will be entitled to vote at the Annual Meeting or any adjournment or postponement thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection ten days prior to the Annual Meeting at the principal offices of the Company, 1 Willow Brook Court, Petaluma, California 94954. The stock transfer books will not be closed between the record date and the date of the Annual Meeting.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE. Your proxy may be revoked at any time prior to the time it is voted.

     Please read the proxy material carefully. Your vote is important and the Company appreciates your cooperation in considering and acting on the matters presented.

                                          Sincerely yours,

                                          /s/ DONALD GREEN

                                          Donald Green
                                          Chairman of the Board

April 14, 2000
Petaluma, California

STOCKHOLDERS SHOULD READ THE ENTIRE PROXY STATEMENT CAREFULLY PRIOR TO RETURNING
                                 THEIR PROXIES

                                PROXY STATEMENT

                                      FOR

                      2000 ANNUAL MEETING OF STOCKHOLDERS

                                       OF

                      ADVANCED FIBRE COMMUNICATIONS, INC.

                           TO BE HELD ON MAY 25, 2000

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of ADVANCED FIBRE COMMUNICATIONS, INC. ("AFC" or the "Company") of proxies to be voted at the 2000 Annual Meeting of Stockholders (the "Annual Meeting") which will be held at the offices of the Company, 2200 South McDowell Boulevard, Petaluma, California 94954 on Thursday, May 25, 2000 at 2:00 p.m., or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of 2000 Annual Meeting of Stockholders. This Proxy Statement and the proxy card were first mailed to stockholders on or about April 14, 2000. The Company's 1999 Annual Report is being mailed to stockholders concurrently with this Proxy Statement. The 1999 Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation of proxies is to be made.

                         VOTING RIGHTS AND SOLICITATION

     The close of business on April 7, 2000 was the record date for stockholders entitled to notice of and to vote at the Annual Meeting. As of that date, AFC had 79,043,574 shares of Common Stock, $.01 par value, issued and outstanding. All of the shares of the Company's Common Stock outstanding on the record date are entitled to vote at the Annual Meeting, and stockholders of record entitled to vote at the Annual Meeting will have one vote for each share of Common Stock so held with regard to each matter to be voted upon. Representation of at least a majority of all outstanding shares of Common Stock of AFC is required to constitute a quorum. Accordingly, it is important that your shares be represented at the Annual Meeting.

     Shares of the Company's Common Stock represented by proxies in the accompanying form which are properly executed and returned to AFC will be voted at the Annual Meeting in accordance with the stockholders' instructions contained therein. In the absence of contrary instructions, shares represented by such proxies will be voted FOR the election of each of the directors as described herein under "Proposal 1-Election of Directors" and FOR ratification of the selection of accountants as described herein under "Proposal 2-Ratification of Selection of Independent Public Accountants". Management does not know of any matters to be presented at the Annual Meeting other than those set forth in this Proxy Statement and in the Notice accompanying this Proxy Statement. If other matters should properly come before the Annual Meeting, the proxy holders will vote on such matters in accordance with their best judgment. Any stockholder has the right to revoke his or her proxy at any time before it is voted at the Annual Meeting. To be approved, each of the matters submitted for stockholder approval at the Annual Meeting must receive the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on that matter. Abstentions and broker non-votes will be included in the determination of the number of shares present for quorum purposes. Abstentions with respect to any proposal will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of whether a proposal has been approved.

     The entire cost of distribution and solicitation of proxies will be borne by AFC. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the Company's Common Stock, and such persons may be reimbursed for their expenses. Innisfree M&A Incorporated, New York, has been retained at an estimated cost of $12,000, plus reasonable out-of-pocket expenses, to assist in the solicitation of proxies. This solicitation will be by mail, telephone, and other means.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Company's Certificate of Incorporation provides for a classified Board of Directors composed of seven directors. Accordingly, the terms of the office of the Board of Directors are divided into three classes. Class I will expire at the Annual Meeting, Class II will expire at the annual meeting to be held in 2001, and Class III will expire at the annual meeting to be held in 2002. At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following election and until their successors have been duly elected and qualified, or until their earlier resignation or removal, if any. To the extent there is an increase in the number of directors, additional directorships resulting therefrom will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors. There are no family relationships among any of the Company's directors and executive officers. The Board of Directors has adopted a policy pursuant to which directors are generally required to retire from the Board of Directors upon attaining the age of 70.

     The proxy holders named on the proxy card intend to vote all proxies received by them in the accompanying form FOR the election of the three Class I nominees listed below, unless instructions to the contrary are marked on the proxy. The nominees have been selected by the Board of Directors and are all currently members of the Board. If you do not wish your shares to be voted for particular nominees, please identify the exceptions on the proxy card.

     In the event that a nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the nominees listed below. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a director.

CLASS I -- NOMINEES FOR ELECTION:

                NAME                          PRINCIPAL OCCUPATION          DIRECTOR SINCE    AGE
                ----                          --------------------          --------------    ---
Clifford H. Higgerson...............  General Partner,                           1993         60
                                      Communications Ventures
John A. Schofield...................  Chief Executive Officer & President,       1999         51
                                      Advanced Fibre Communications, Inc.
Alex Sozonoff.......................  Vice President of Customer Advocacy,       1997         62
                                      Hewlett-Packard Company

CLASS II -- DIRECTORS CONTINUING IN OFFICE UNTIL THE 2001 ANNUAL MEETING OF
STOCKHOLDERS:

                NAME                          PRINCIPAL OCCUPATION          DIRECTOR SINCE    AGE
                ----                          --------------------          --------------    ---
Herbert M. Dwight, Jr...............  Chairman of the Board,                     1998         69
                                      Vicinity Corporation
Ruann F. Ernst......................  Chief Executive Officer                    1998         53
                                      and Chairman of the Board,
                                      Digital Island, Inc.

CLASS III -- DIRECTORS CONTINUING IN OFFICE UNTIL THE 2002 ANNUAL MEETING OF
STOCKHOLDERS:

                NAME                          PRINCIPAL OCCUPATION          DIRECTOR SINCE    AGE
                ----                          --------------------          --------------    ---
Donald Green........................  Chairman of the Board,                     1992         68
                                      Advanced Fibre Communications, Inc.
Dan Rasdal..........................  Director, Symmetricom, Inc.                1993         66

     HERBERT M. DWIGHT, JR. has served as a director of the Company since May 1998. Mr. Dwight is the retired Chairman of the Board of Optical Coating Laboratory, Inc. ("OCLI"), an optical coating and specialty ink manufacturer, which was subsequently acquired by JDS Uniphase Corporation. Mr. Dwight served in this position from 1991 to February 2000. From 1991 to April 1998, Mr. Dwight also served as Chief Executive Officer of OCLI and from 1991 to 1997, he served as President of OCLI. Mr. Dwight has also been Chairman of the Board of Vicinity Corporation since October 1999. Mr. Dwight is also a director of Applied Magnetics, Inc. and Applied Materials, Inc.

     RUANN F. ERNST has served as a director of the Company since May 1998. Ms. Ernst has served as Chief Executive Officer of Digital Island, Inc., an e.business delivery network, since June 1998 and has been Chairman of the Board of Digital Island since December 1999. From June 1998 through December 1999, Ms. Ernst also served as President of Digital Island. From 1994 to 1998, Ms. Ernst served as General Manager, Financial Services Business Unit for Hewlett-Packard Company, an electronics equipment and computer company. Prior to that, Ms. Ernst served in various management positions at Hewlett-Packard and General Electric. Ms. Ernst is also a director of Phoenix International Corporation and two private organizations.

     DONALD GREEN is a co-founder of the Company and has served as the Company's Chairman of the Board since May 1992. Mr. Green served as Chief Executive Officer of the Company from June 1998 through March 1999 and from May 1992 to June 1997. Mr. Green is also a director of TCSI Corporation and three private companies.

     CLIFFORD H. HIGGERSON has served as a director of the Company since January 1993. Mr. Higgerson has served as a general partner of Communications Ventures, a venture capital firm, since 1987 and a general partner of Vanguard Venture Partners, a venture capital firm and a stockholder of the Company, since July 1991. Mr. Higgerson is also a director of Digital Island, Inc., Tut Systems, Inc. and twelve private companies.

     DAN RASDAL has served as a director of the Company since February 1993. Mr. Rasdal has served as a director of Symmetricom, Inc. ("Symmetricom"), a telecommunications company, since 1985. From 1985 to July 1998, Mr. Rasdal was Chairman of the Board, President, and Chief Executive Officer of Symmetricom. Mr. Rasdal is also a director of Celeritek, Inc.

     JOHN A. SCHOFIELD has served as a director of the Company since May 1999. Mr. Schofield has served as President and Chief Executive Officer since March 1999. From 1995 to 1999, Mr. Schofield held several senior management positions with ADC Telecommunications, Inc. including Senior Vice President, President of the Integrated Solutions Group, and Managing Director of Asia Pacific/Latin America. From July 1995 to October 1995, Mr. Schofield was Vice President, International Sales and Marketing for DSC Communications Corporation.

     ALEX SOZONOFF has served as a director of the Company since October 1997. Mr. Sozonoff has served as Vice President of Customer Advocacy for Hewlett-Packard Company, an electronics equipment and computer company, since 1998. From 1994 to 1998, he was Vice President of Marketing for Hewlett-Packard Company.

                         BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of nine meetings during the fiscal year ended December 25, 1999 (the "1999 fiscal year"). No director attended fewer than 75 percent of the aggregate number of Board meetings and meetings of committees on which he or she served, with the exception of Mr. Sozonoff, who missed one Board meeting and two committee meetings due to illness.

     The Board has established committees consisting of an Audit Committee, a Compensation Committee, a Nominating Committee and a Governance Committee.

     The Audit Committee, currently consisting of Mr. Rasdal, Mr. Sozonoff and Ms. Ernst, meets with the Company's financial management and its independent public accountants at various times during each year and reviews internal control conditions, audit plans and results, and financial reporting procedures. This Committee held six meetings during the 1999 fiscal year.

     The Compensation Committee, currently consisting of Mr. Higgerson, Mr. Sozonoff and Mr. Dwight, reviews and approves the Company's compensation arrangements for key employees and administers the Company's 1996 Stock Incentive Plan (the "1996 Plan") and the Company's Employee Stock Purchase Plan. This Committee held six meetings during the 1999 fiscal year.

     The Nominating Committee, currently consisting of Mr. Green, Mr. Rasdal and Ms. Ernst, was established in May 1998. The Nominating Committee's duties include presenting to the Board of Directors suggestions for nominees to the Board. Stockholders who wish to suggest qualified candidates to the Nominating Committee should write to Amy M. Paul, Secretary of the Company, at 1 Willow Brook Court, Petaluma, California 94954, stating in detail the candidate's qualifications for consideration by the Committee. A stockholder who wishes to nominate a director at a meeting of stockholders must comply with certain procedures set out in the Company's By-Laws. This Committee held no meetings during the 1999 fiscal year.

     The Governance Committee, currently consisting of Ms. Ernst and Mr. Dwight, was established in May 1998. The Governance Committee advises the Board of Directors on corporate governance matters, recommends governance principles and practices and assesses Board and Board Committee effectiveness. This Committee held two meetings during the 1999 fiscal year.

                             DIRECTOR COMPENSATION

     Prior to October 1998 non-employee Board members did not receive any cash fees for their service on the Board or any Board committee. Effective October 27, 1998 through the end of the 1999 fiscal year, non-employee Board members of the Company received an annual retainer of $6,000. Beginning in the 2000 fiscal year, non-employee Board members will receive an annual retainer of $10,000. In addition to the annual retainer, non-employee Board members receive $1,000 for each regularly scheduled Board or committee meeting attended and $500 for each unscheduled Board or committee meeting attended. If a Board and a committee meeting are held on the same day, one meeting fee is paid. Non-employee Board members are also entitled to reimbursement of all reasonable out-of-pocket expenses incurred in connection with their attendance at Board and Board committee meetings. In addition, non-employee Board members receive stock options pursuant to the Automatic Option Grant Program in effect under the Company's 1996 Plan.

     Under the Automatic Option Grant Program, each individual who first joins the Board after June 30, 1996 as a non-employee Board member will receive a non-qualified stock option grant to purchase 40,000 shares of Common Stock at the time of his or her commencement of board service, provided such individual has not otherwise been in the prior employ of the Company. In addition, at each annual meeting of stockholders, each individual who is to continue to serve as a non-employee Board member will receive a non-qualified stock option grant to purchase 12,000 shares of Common Stock, whether or not such individual has been in the prior employ of the Company and whether or not such individual first joined the Board after June 30, 1996, provided that such individual has served as a non-employee Board member for at least six months.

     Each automatic grant will have an exercise price equal to the fair market value per share of Common Stock on the grant date and will have a maximum term of 10 years, subject to earlier termination following the optionee's cessation of Board service. Each of these options will be immediately exercisable; however, any shares purchased upon exercise of the option will be subject to repurchase, at the option exercise price paid per share, should the optionee's service as a non-employee Board member cease prior to vesting in the shares. Each automatic option grant will vest in a series of installments over the optionee's period of Board service as follows: One-third of the option shares upon completion of one year of Board service, and the balance in twenty-four
(24) successive equal monthly installments upon the optionee's completion of each additional month of Board service thereafter. However, each outstanding option will immediately vest upon (i) certain changes in the ownership or control of the Company or (ii) the death or disability of the optionee while serving as a Board member.

     Upon her election to the Board on May 26, 1998, Ms. Ernst received a stock option for 40,000 shares, with an exercise price of $34.00 per share, pursuant to the Automatic Option Grant Program. Upon his appointment to the Board on May 13, 1998, Mr. Dwight received a stock option for 40,000 shares, with an exercise price of $40.00 per share, pursuant to the Automatic Option Grant Program. Each option was immediately exercisable for all of the option shares, but the shares purchasable thereunder were subject to vesting in accordance with the three (3)-year vesting schedule described above. On October 27, 1998, the Board approved the cancellation of the options granted to Ms. Ernst and Mr. Dwight and their replacement with new options for the same number of shares with an exercise price of $8.625 per share, the fair market value per share of Common Stock on October 27, 1998. The new options so granted became exercisable for all of the option shares on October 27, 1999. However, the shares purchasable upon exercise of the options are subject to vesting in accordance with the vesting schedule which applied to the higher-priced, cancelled options. As of October 27, 1999, the number of vested shares purchasable upon exercise of the options became the number of option shares which would have vested under the higher-priced, cancelled options as of such date. Thereafter, the option shares continue to vest in accordance with the original vesting schedule established for the higher-priced, cancelled options.

                                   PROPOSAL 2

          RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of KPMG LLP served as independent public accountants for the Company for the 1999 fiscal year. The Board of Directors desires the firm to continue in this capacity for the current fiscal year. Accordingly, a resolution will be presented to the Annual Meeting to ratify the selection of KPMG LLP by the Board of Directors as independent public accountants to audit the accounts and records of the Company for the fiscal year ending December 30, 2000, and to perform other appropriate services. In the event that stockholders fail to ratify the selection of KPMG LLP, the Board of Directors would reconsider such selection.

     A representative of KPMG LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if such representative desires to do so.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of March 1, 2000 by each person (or group of affiliated persons) who is known by the Company to own beneficially more than five percent of the outstanding shares of the Common Stock of the Company. Except as otherwise indicated, the named beneficial owner has sole voting and investment power with respect to the shares shown.

              NAME AND ADDRESS OF                 AMOUNT AND NATURE OF      PERCENT
               BENEFICIAL OWNER                  BENEFICIAL OWNERSHIP(1)    OF CLASS
              -------------------                -----------------------    --------
FMR Corp.......................................         4,880,780             6.2%
  82 Devonshire Street
  Boston, MA 02109
Putnam Investments, Inc........................         4,931,690             6.3%
  One Post Office Square
  Boston, MA 02109

---------------
(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's outstanding Common Stock as of March 1, 2000 by (i) each director of the Company; (ii) each officer named in the Summary Compensation Table below; and (iii) all directors and executive officers of the Company as a group.

                                                         AMOUNT AND
                                                         NATURE OF
                                                         BENEFICIAL     PERCENT
               NAME OF BENEFICIAL OWNER                 OWNERSHIP(1)    OF CLASS
               ------------------------                 ------------    --------
Donald Green(2).......................................   1,204,794        1.5%
Herbert M. Dwight, Jr.(3).............................      60,556          *
Ruann F. Ernst(4).....................................      52,000          *
Clifford H. Higgerson(5)..............................     359,246          *
Dan Rasdal(6).........................................     142,000          *
John A. Schofield(7)..................................     240,074          *
Alex Sozonoff(8)......................................      64,400          *
Gregory S. Steele(9)..................................      57,966          *
James T. Hoeck........................................     638,582          *
Jorge A. Valdes(10)...................................      19,073          *
Keith E. Pratt(11)....................................      48,240          *
Peter A. Darbee.......................................           0          *
Richard L. Stanfield..................................         200          *
All executive officers and directors as a group
  (16 persons)(12)....................................   2,901,914        3.6%

---------------
  *  Less than 1%

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options and warrants currently exercisable or exercisable within 60 days of March 1, 2000 are deemed to be outstanding for computing the percentage of the person holding such options or warrants but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

 (2) Includes 506,754 shares issuable upon exercise of options held by Mr. Green, 500,087 of which will be vested as of 60 days from March 1, 2000.

 (3) Includes 52,000 shares issuable upon exercise of options held by Mr. Dwight, none of which will be vested as of 60 days from March 1, 2000. Also includes 8,556 shares held by the Herbert M. Dwight, Jr. and Jane Dwight Trust, of which Mr. Dwight is the trustee.

 (4) Includes 52,000 shares issuable upon exercise of options held by Ms. Ernst, none of which will be vested as of 60 days from March 1, 2000.

 (5) Includes 24,000 shares issuable upon exercise of options held by Mr. Higgerson, 6,668 of which will be vested as of 60 days from March 1, 2000.

 (6) Includes 142,000 shares issuable upon exercise of options held by Mr. Rasdal, 117,835 of which will be vested as of 60 days from March 1, 2000.

 (7) Includes 212,674 shares issuable upon exercise of options held by Mr. Schofield, all of which will be vested as of 60 days from March 1, 2000.

 (8) Includes 64,000 shares issuable upon exercise of options held by Mr. Sozonoff, 40,001 of which will be vested as of 60 days from March 1, 2000.

 (9) Includes 55,943 shares issuable upon exercise of options held by Mr. Steele, 53,010 of which will be vested as of 60 days from March 1, 2000.

(10) Includes 17,127 shares issuable upon exercise of options held by Mr. Valdes, all of which will be vested as of 60 days from March 1, 2000.

(11) Includes 47,478 shares issuable upon exercise of options held by Mr. Pratt, all of which will be vested as of 60 days from March 1, 2000.

(12) Includes 1,187,616 shares issuable upon exercise of options, 1,003,156 of which will be vested as of 60 days from March 1, 2000.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth the compensation earned by (i) the Company's current Chief Executive Officer (ii) the Company's former Chief Executive Officer, (iii) the other four most highly compensated executive officers of the Company serving as such as of the end of the last fiscal year, and (iv) two other highly compensated executive officers who were no longer executive officers as of the end of the last fiscal year (the "Named Executive Officers"), each of whose total salary and bonus for the 1999 fiscal year was in excess of $100,000 for services rendered in all capacities to the Company for such fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM
                                                    ANNUAL COMPENSATION             COMPENSATION
                                          ---------------------------------------   -------------
                                                                      OTHER          SECURITIES
                                 FISCAL                               ANNUAL         UNDERLYING        ALL OTHER
  NAME AND PRINCIPAL POSITION     YEAR    SALARY($)   BONUS($)   COMPENSATION($)    OPTIONS(#)(1)   COMPENSATION(2)
  ---------------------------    ------   ---------   --------   ----------------   -------------   ---------------
John A. Schofield(3)...........   1999    $275,481    $ 90,000       $108,198(4)       800,000          $3,197
  Chief Executive Officer,        1998          --          --             --               --              --
  President and Director          1997          --          --             --               --              --
Donald Green(5)................   1999     205,694          --             --               --           5,000
  Chairman of the Board and       1998     260,852          --             --          233,200           5,000
  Former Chief Executive          1997     295,769     225,993             --           63,200           4,750
  Officer
Gregory S. Steele(6)...........   1999     235,750       2,000             --           26,000           5,000
  Senior Vice President           1998     175,000       8,318             --          213,920           5,000
  and Chief Operating Officer     1997          --          --             --               --              --
Jorge A. Valdes(7).............   1999     168,060       9,000         84,528(8)        90,000           4,986
  Vice President,                 1998          --          --             --               --              --
  Engineering                     1997          --          --             --               --              --
James T. Hoeck(9)..............   1999     167,990          --             --               --              --
  Chief Technology Officer        1998     161,742       7,660             --           55,960              --
                                  1997          --          --             --               --              --
Keith E. Pratt(10).............   1999     142,368       4,500             --          168,000           4,983
  Vice President,                 1998          --          --             --               --              --
  Chief Financial Officer,        1997          --          --             --               --              --
  Treasurer and Asst. Secretary
Peter A. Darbee(11)............   1999     226,442          --        121,909(12)           --           5,000
  Former Vice President,          1998     275,000      14,507         47,691(12)      320,467           5,000
  Chief Financial Officer,        1997     125,000      71,827             --          300,000              --
  Treasurer and Secretary
Richard L. Stanfield(13).......   1999     204,308          --             --           10,000           5,000
  Former Vice President,          1998     242,417      12,000             --           43,000           5,000
  North American Sales            1997          --          --             --               --              --

---------------

 (1) For 1998, includes options granted under the Company's 1998 Stock Option Repricing Program, as described in the Company's 1999 Proxy Statement, to replace previously granted options for the same number of shares that were cancelled in connection with such program as follows: Mr. Green -- 93,200 shares; Mr. Steele -- 85,920 shares; Mr. Hoeck -- 30,960 shares; Mr. Darbee -- 291,000 shares; and Mr. Stanfield -- 23,000 shares.

 (2) Represents Company contributions under the Company's 401(k) plan.

 (3) Mr. Schofield became Chief Executive Officer in March 1999.

 (4) Represents relocation expenses paid by the Company. See "Certain Relationships and Related Transactions".

 (5) Mr. Green resigned as Chief Executive Officer in March 1999.

 (6) Mr. Steele joined the Company in November 1994, and was appointed an executive officer in February 1998.

 (7) Mr. Valdes joined the Company in March 1998, and was appointed an executive officer in July 1999.

 (8) Represents (i) relocation expenses paid by the Company in the amount of $35,982 and (ii) temporary living expenses in the amount of $48,546. See "Certain Relationships and Related Transactions".

 (9) Mr. Hoeck was a founder of the Company in July 1992, and was appointed an executive officer in February 1998. Mr. Hoeck resigned from the Company in January 2000.

(10) Mr. Pratt joined the Company in September 1997, and was appointed an executive officer in December 1999.

(11) Mr. Darbee joined the Company on June 30, 1997. Mr. Darbee resigned from the Company in September 1999.

(12) Represents forgiveness of indebtedness under a promissory note payable to the Company. See "Certain Relationships and Related Transactions".

(13) Mr. Stanfield joined the Company in December 1994, and was appointed an executive officer in February 1998. Mr. Stanfield resigned from the Company in October 1999.

STOCK OPTION GRANTS TO NAMED EXECUTIVE OFFICERS

     The following table sets forth certain information regarding stock option grants made to each of the Named Executive Officers in 1999. No stock appreciation rights were granted to the Named Executive Officers in 1999.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                          INDIVIDUAL GRANTS(1)                     POTENTIAL REALIZABLE
                          -----------------------------------------------------   VALUE AT ASSUMED ANNUAL
                          NUMBER OF       PERCENT OF                               RATES OF STOCK PRICE
                          SECURITIES    TOTAL OPTIONS    EXERCISE                    APPRECIATION FOR
                          UNDERLYING      GRANTED TO      OR BASE                     OPTION TERM(3)
                           OPTIONS        EMPLOYEES      PRICE PER   EXPIRATION   -----------------------
          NAME             GRANTED      IN FISCAL YEAR   SHARE(2)       DATE          5%          10%
          ----            ----------    --------------   ---------   ----------   ----------   ----------
John A. Schofield.......   775,000           15.4%       $ 7.5000     03/29/09    $3,655,450   $9,263,628
                            25,000(4)         0.5         44.3750     12/21/09       697,680    1,768,058
Donald Green............        --             --              --           --            --           --
Gregory S. Steele.......     1,000(5)           *         20.1250     10/25/09        12,657       32,074
                            25,000(4)         0.5         44.3750     12/21/09       697,680    1,768,058
Jorge A. Valdes.........    10,000            0.2          8.5313     03/15/09        53,653      135,967
                            50,000            1.0         15.1875     07/19/09       477,567    1,210,248
                            10,000(6)         0.2         21.8750     10/29/09       137,571      348,631
                            20,000(4)         0.4         44.3750     12/21/09       558,144    1,414,446
James T. Hoeck..........        --             --              --           --            --           --
Keith E. Pratt..........     1,000(5)           *         12.3750     02/01/09         7,783       19,723
                             1,000(5)           *         14.6250     07/26/09         9,198       23,308
                             5,000(7)         0.1         16.3125     09/01/09        51,294      129,990
                             1,000(5)           *         20.1250     10/25/09        12,657       32,074
                           150,000(8)         3.0         28.2500     12/06/09     2,664,941    6,753,484
                            10,000(4)         0.2         44.3750     12/21/09       279,072      707,223
Peter A. Darbee.........        --             --              --           --            --           --
Richard L. Stanfield....    10,000(9)         0.2         10.7500     02/11/09        67,606      171,327

---------------
 *  Less than 0.1%

(1) Except as otherwise indicated, each option becomes exercisable for twenty five percent (25%) of the option shares upon the optionee's completion of one year of service measured from the vesting date, and the balance in successive equal monthly installments over the next 36 months of service thereafter. The Compensation Committee as Plan Administrator of the 1996 Plan has the authority to provide for the accelerated vesting in the event the Company is acquired by merger or asset sale or there is a hostile change in control effected by a successful tender or exchange offer for more than 50% of the Company's outstanding voting securities or a change in the majority of the Board as a result of one or more contested elections for board membership. Alternatively, the Compensation Committee will provide for such accelerated vesting upon the individual's involuntary termination of service within eighteen (18) months following the acquisition or hostile change in control.

(2) The exercise price for the shares of Common Stock subject to option grants made under the 1996 Plan may be paid in cash or in shares of Common Stock valued at the fair market value on the exercise date. The option may also be exercised through a same-day sale program without any cash outlay by the optionee. In addition, the Plan Administrator may provide financial assistance to one or more optionees in the exercise of their outstanding options by allowing such individuals to deliver a full-recourse, interest-bearing promissory note in payment of the exercise price and any associated withholding taxes incurred in connection with such exercise.

(3) Realizable values are reported net of the option exercise price. The dollar amounts under these columns are the result of calculations based upon stock price appreciation at the assumed 5% and 10% compounded annual rates (as applied to the estimated fair market value of the option shares on the date of grant, not the current fair market value of those shares) and are not intended to forecast any actual or potential future appreciation, if any, in the value of the Company's stock price. Actual gains, if any, on stock option exercises will depend upon the future performance of the Common Stock as well as the option holder's continued employment through the vesting period. The potential realizable value calculation assumes that the option holder waits until the end of the option term to exercise the option.

(4) This option is exercisable in 36 successive equal monthly installments starting from the grant date.

(5) This option is exercisable in 48 successive equal monthly installments starting from the grant date.

(6) This option is exercisable in full on the fourth anniversary of the grant date, with the ability to be accelerated provided certain performance milestones are met. On March 27, 2000, such milestones were met and the vesting of this option was accelerated in full.

(7) This option is exercisable with respect to 50% of the shares on March 2, 2001 and 50% of the shares on September 2, 2001.

(8) This option became exercisable with respect to 30,000 shares on December 13, 1999, the remaining shares will be exercisable in 48 successive equal monthly installments starting from the grant date.

(9) This option was exercisable six years from the grant date with certain performance based acceleration provisions, however, this option was cancelled upon Mr. Stanfield's resignation in October 1999.

OPTION EXERCISES AND HOLDINGS

     The following table sets forth certain information with respect to the Named Executive Officers concerning their option exercises during 1999 and their option holdings as of the end of the 1999 fiscal year. None of the Named Executive Officers held any stock appreciation rights on that date.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
                                     VALUES

                                                          NUMBER OF SECURITIES
                                                               UNDERLYING               VALUE OF UNEXERCISED
                                                        UNEXERCISED OPTIONS AS OF       IN-THE-MONEY OPTIONS
                             SHARES                      DECEMBER 25, 1999(2)(3)     AS OF DECEMBER 25, 1999(4)
                           ACQUIRED ON      VALUE      ---------------------------   ---------------------------
          NAME              EXERCISE     REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          ----             -----------   -----------   -----------   -------------   -----------   -------------
John A. Schofield........         --     $       --           --        800,000      $        --    $28,481,250
Donald Green.............     11,667        160,421      484,329        102,008       18,189,334      3,758,353
Gregory S. Steele........     40,000        866,795       70,754        172,499        2,643,383      5,330,984
Jorge A. Valdes..........      4,370         68,160        8,406         94,724          300,797      2,210,923
James T. Hoeck...........    189,924      3,980,378        2,622         33,414           99,737      1,236,903
Keith E. Pratt...........      5,000         71,061       34,131        152,119          627,317      2,658,089
Peter A. Darbee..........    126,280      1,754,513           --             --               --             --
Richard L. Stanfield.....     12,964        222,860           --             --               --             --

---------------
(1) Based upon the difference between the option exercise price paid and the fair market value of the Company's Common Stock on the date of exercise.

(2) Certain of these options were granted under the 1996 Plan. In general, the option becomes exercisable for twenty five percent (25%) of such option shares upon the optionee's completion of one year of service measured from the vesting date, and the balance in successive equal monthly installments over the next 36 months of service thereafter. Accordingly, the table reflects such vested option shares in the "exercisable" column as follows:
    Mr. Schofield -- 0; Mr. Green -- 111,192; Mr. Steele -- 58,821; Mr.
    Valdes -- 8,406; Mr. Hoeck -- 1,955; Mr. Pratt -- 34,131; Mr. Darbee -- 0;
    and Mr. Stanfield -- 0. In addition, the table reflects such unvested option shares in the "unexercisable" column as follows: Mr. Schofield -- 800,000; Mr. Green -- 92,008; Mr. Steele -- 168,099; Mr. Valdes -- 94,724; Mr.
    Hoeck -- 29,414; Mr. Pratt -- 152,119; Mr. Darbee -- 0; and Mr.
    Stanfield -- 0.

(3) Certain of these options were granted under the predecessor equity incentive plan to the 1996 Plan (the "Predecessor Plan"). Each such option is immediately exercisable for all the option shares, but any shares purchased under the options are subject to repurchase by the Company, at the exercise price paid per share, in the event the optionee terminates employment prior to vesting in those shares. Accordingly, the table reflects such vested option shares for which the Company's right of repurchase has lapsed in the "exercisable" column as follows: Mr. Schofield -- 0; Mr. Green -- 373,137; Mr. Steele -- 11,933; Mr. Valdes -- 0; Mr. Hoeck -- 667; Mr. Pratt -- 0; Mr. Darbee -- 0; and Mr. Stanfield -- 0. In addition, the table reflects such unvested option shares for which the Company's right of repurchase has not lapsed in the "unexercisable" column as follows: Mr. Schofield -- 0; Mr. Green -- 10,000; Mr. Steele -- 4,400; Mr. Valdes -- 0; Mr. Hoeck -- 4,000;
    Mr. Pratt -- 0; Mr. Darbee -- 0; and Mr. Stanfield -- 0.

(4) Based on the fair market value of the Company's Common Stock on December 25, 1999 ($44.25 per share) less the exercise price payable for such shares.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL
ARRANGEMENTS

     The Compensation Committee as Plan Administrator of the 1996 Plan has the authority to provide for the accelerated vesting of the shares of Common Stock subject to outstanding options held by the Chief Executive Officer and the Company's other executive officers or any unvested shares actually held by those individuals under the 1996 Plan or the Predecessor Plan, in the event the Company is acquired by merger or asset sale or there is a hostile change in control effected by a successful tender or exchange offer for more than 50% of the Company's outstanding voting securities or a change in the majority of the Board as a result of one or more contested elections for board membership. Alternatively, the Compensation Committee will provide for such accelerated vesting upon the individual's involuntary termination of service within eighteen (18) months following the acquisition or hostile change in control.

     The Company entered into an employment agreement with John A. Schofield in March 1999. Pursuant to the terms of the agreement, if Mr. Schofield's employment is terminated by the Company other than for "cause" within twelve months from Mr. Schofield's hire date, the Company will extend severance pay equal to twelve months' of Mr. Schofield's average monthly base salary for the preceding twelve months (payable in twelve equal monthly payments). In addition, the Company will provide for accelerated vesting on Mr. Schofield's then-outstanding stock options equal to the number of months Mr. Schofield has been employed by AFC.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Company's Board of Directors currently consists of Messrs. Higgerson, Sozonoff and Dwight. None of these individuals was an officer or employee of the Company at any time during the 1999 fiscal year or at any other time.

     No current executive officer of the Company has ever served as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") is composed of three outside directors within the meaning of Section 162(m) of the Internal Revenue Code, and develops and oversees the Company's executive compensation strategy. The Company's executive compensation strategy is designed to facilitate recruiting and retaining highly qualified executives, supporting achievement of the Company's business objectives and enhancing stockholder value. The Committee reviews, on an ongoing basis, all aspects of executive compensation. In addition, the Committee recommends for consideration and approval by all of the outside directors, the compensation for the Chairman of the Board.

     The Committee's executive compensation philosophy is designed to address the needs of the Company, its executives and its stockholders. The executive compensation program is structured to:

     - Reinforce the importance of management's focus on enhancing stockholder value;

     - Ensure alignment of management's compensation with the annual and long-term performance of the Company;

     - Reward exceptional performance by means of competitive compensation opportunities; and

     - Enable the Company to attract and retain a highly qualified management team.

     The three key elements of the Company's compensation program are base salary, a management incentive bonus plan and long-term incentives, which consist of stock options.

BASE SALARY

     The Committee annually reviews each executive's base salary. The expected salary range for each position is established by comparing positions in similar companies as determined by external industry surveys of compensation of executives in similar positions. Actual paid salaries are determined by the executives' experience and performance. In making comparisons with the compensation of executives of similar companies, the Committee considers national salary survey data for companies comparable to the Company with respect to size and gross revenues. The Committee believes that the Company competes with these organizations for executive talent.

     In determining salary adjustments, the Committee considers the Company's growth in earnings and revenues and the executive's performance level, as well as other factors relating to the executive's specific responsibilities. Additional factors considered include the executive's length of time in the position, experience, skills, potential for advancement, responsibility and current salary in relation to the expected level of pay for the position. The Committee does not apply a specific formula or weight to the factors considered. For 1999 the Committee exercised its discretionary judgment based upon the criteria listed above and the recommendations of the Chief Executive Officer to determine the appropriate salary adjustments.

ANNUAL INCENTIVE COMPENSATION

     All executives at the Director level and above participate in the AFC Management Incentive Plan ("MIP"). At the beginning of each year, the Committee establishes performance goals for the Company for that year. These goals are tied to the Company's annual operating plan and include revenues, gross margins, and operating profit. The MIP provides for payment of a designated amount based upon achievement of specific financial objectives as well as individual performance. Performance is measured as a percent of attainment against these objectives.

     Additionally, at the beginning of each year the Committee establishes incentive award guidelines for the four levels of participants in the MIP. The percentage of total annual pay attributable to incentive compensation increases proportionately with the executive's level of management responsibility.

     MIP bonuses are paid quarterly up to 125% of Company performance goals determined by weighted financial parameters consisting of revenues, gross margin and operating profit. In the event performance exceeds 125% of targeted goals for the year, the additional bonus amount in excess of the 125% is paid out annually. Once the potential bonus amount is determined for each level of participation, the actual bonus paid per participant is composed of a non-discretionary amount of 70% and discretionary amount of 30% of the potential bonus. Receipt of any or all of the 30% is based on the participant's performance for the quarter.

LONG-TERM INCENTIVE COMPENSATION

     Long-term incentives are linked to the growth in the value of the Company's Common Stock and consist of stock options. All stock options have been granted with an exercise price equal to the fair market value of the stock at the time of grant, and therefore, provide no compensation to the executive unless the value of the stock increases. The Committee encourages executives to maintain a long-term ownership position in the Company's Common Stock. The Committee believes that through the use of stock options the interests of the Company's executives are directly related to enhancing stockholder value.

     Each year, the Committee establishes guidelines and incentive stock option amounts based on position level, base salary and current competitive practice as indicated by industry compensation surveys of comparable companies. Individual departments then make their recommendations to the Chief Executive Officer based on each individual's past and expected contributions to the achievement of the Company's long-term performance goals. The Chief Executive Officer adjusts and/or approves the recommendations that are forwarded to the Committee. The Committee approves incentive stock option awards to executives based on its discretionary judgment, taking into consideration the above mentioned criteria and recommendations. To ensure that these stock option grants are linked to performance, the Committee does not consider prior stock option grants when making these awards.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Donald Green was the President and Chief Executive Officer of the Company until March 29, 1999, when the Board of Directors appointed John A. Schofield, allowing Mr. Green to retire from active service. Mr. Green retained his position as Chairman of the Board.

     Upon commencement of the role of Chief Executive Officer, Mr. Schofield received an option to purchase 775,000 shares of the Company's Common Stock at an exercise price of $7.50 per share, the fair market value per share of Common Stock on March 29, 1999. The option vests with respect to twenty-five percent (25%) of the shares upon completion of one year of service measured from Mr. Schofield's hire date and the remaining 75% of the shares vest in 36 successive equal monthly installments thereafter.

     In determining the number of options to grant Mr. Schofield upon hire, the Committee considered a number of factors including, but not limited to, Mr. Schofield's substantial experience in the telecommunications industry, the demands and expectations associated with the leadership necessary to execute a turnaround of the company, and industry compensation practices and trends.

     In determining Mr. Green's and Mr. Schofield's base salaries, incentive compensation and long-term incentive compensation for 1999, the Committee considered both the Company's performance and each individual's performance by the same measures described above for determining executive compensation.

DEDUCTION LIMIT FOR EXECUTIVE COMPENSATION

     Section 162(m) of the Internal Revenue Code limits federal income tax deductions for compensation paid to the Chief Executive Officer and the four other most highly compensated officers of a public company to $1 million per officer in any year, but contains an exception for performance-based compensation that satisfies certain conditions.

     The Company's 1996 Stock Incentive Plan is structured so that any compensation deemed paid to an executive officer when he or she exercises an outstanding option under the 1996 Stock Incentive Plan will qualify as performance-based compensation which will not be subject to the $1 million limitation.

     While it is unlikely that other compensation payable to any executive officer would exceed the deduction limit in the near future, the Committee has not yet considered whether it will seek to qualify compensation other than options for the performance-based exception or will prohibit the payment of compensation that would exceed the deduction limit. However, in approving the amount and form of compensation for executive officers, the Committee will continue to consider all elements of cost to the Company of providing that compensation.

April 14, 2000

           COMPENSATION COMMITTEE OF THE COMPANY'S BOARD OF DIRECTORS

                             Clifford H. Higgerson
                                 Alex Sozonoff
                             Herbert M. Dwight, Jr.

                               PERFORMANCE GRAPH

     The following performance graph compares the cumulative total stockholder return on the Company's Common Stock with a cumulative total return of the Standard & Poor's 500 Index (the "S&P 500") and the Standard & Poor's High Technology Composite Index (the "Peer Group").

     The graph assumes that $100 was invested at the time of the Company's initial public offering on October 1, 1996 in each of the Company's Common Stock, the S&P 500 and the Peer Group, and that dividends in the S&P 500 and Peer Group were reinvested.

         COMPARISON OF ADVANCED FIBRE COMMUNICATIONS, INC., THE S&P 500
                          AND THE COMPANY'S PEER GROUP
[PERFORMANCE GRAPH]

                                                           AFC                       S&P 500                   PEER GROUP
                                                           ---                       -------                   ----------
10/1/96                                                    100                         100                         100
12/27/96                                                   120                         110                         114
3/31/97                                                     73                         109                         108
6/30/97                                                    137                         128                         134
9/30/97                                                    186                         131                         158
12/31/97                                                   133                         141                         139
3/31/98                                                    165                         160                         166
6/30/98                                                    186                         165                         178
9/30/98                                                     31                         148                         173
12/31/98                                                    49                         179                         231
3/31/99                                                     43                         187                         259
6/30/99                                                     70                         200                         289
9/30/99                                                    100                         187                         299
12/31/99                                                   201                         214                         386

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In March 1999, the Company loaned to Mr. Schofield the sum of $500,000 for relocation expenses. Such loan bears interest at the rate of 4.67% per annum, compounded annually. The principal balance and accrued interest is due and payable in three equal installments on March 29, 2000, March 29, 2001 and March 29, 2002. At its February 2000 Board of Directors meeting, the Board authorized the forgiveness of the first scheduled principal and interest payment due under the loan.

     In January 2000, the Company loaned to Mr. Pratt the sum of $100,000 in connection with Mr. Pratt's promotion to Chief Financial Officer. This loan bears interest at the rate of 5.88% per annum, compounded annually. The principal balance and accrued interest is due and payable in three equal installments on January 18, 2001, January 18, 2002 and January 18, 2003.

     In June 1997, the Company issued 4,968 shares of restricted Common Stock to Peter A. Darbee, the Company's former Vice President, Chief Financial Officer, Treasurer and Secretary. The shares were issued at $30.1875 per share in connection with his commencement of employment. Mr. Darbee delivered a promissory note to the Company in the amount of $149,972 in payment for the shares. The note was secured by shares of Common Stock owned by Mr. Darbee and bore interest at the rate of 6.8% per annum, with the entire principal balance, together with all accrued or unpaid interest, due and payable on July 1, 2002. In October 1998, the Company agreed to forgive one-fourth of the principal balance and interest accrued through June 30, 1998 equal to $47,691. In September 1999, the Company agreed to forgive the remaining principal balance and accrued interest through September 23, 1999 in the amount of $121,909.

     As described in the Company's 1999 Proxy Statement, the Company loaned to Gregory A. Peters, the Company's former Vice President, International Operations, $74,896 in connection with the purchase of 2,484 shares of restricted Common Stock and $100,000 in connection with relocation expenses. Mr. Peters terminated from the Company in February 1999 and is indebted to the Company for principal and accrued interest in the amount of $128,174.

     As described in the Company's 1999 Proxy Statement, the Company loaned to Catherine Millet, the Company's former Vice President, Development Engineering, $74,979 in connection with the purchase of 2,926 shares of restricted Common Stock and $384,375 in connection with the purchase of 15,000 shares of restricted Common Stock. In February 1999, the Company paid Ms. Millet a cash bonus in the amount of $173,208 which was applied toward the principal and accrued interest under the loans. Ms. Millet resigned from the Company in April 1999. Upon Ms. Millet's resignation, the Company entered into a Termination Agreement and General Release (the "Agreement") with Ms. Millet, providing for forgiveness of the principal balance and accrued interest on the loans as follows: $152,765 in May 1999, $45,320 in September 1999, $43,166 in December 1999, $42,578 in March 2000 and $41,991 in June 2000. For 1999 the Agreement
also provided for severance payments to Ms. Millet in the amount of $56,175 and tax gross-up payments in the amount of $60,950.

     The Company has granted options to certain of its directors and executive officers. See "Executive Compensation" and "Security Ownership of Certain Beneficial Owners and Management".

     The Company believes that all of the transactions set forth above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. The Company intends that all future transactions, including loans, between the Company and its officers, directors, principal stockholders and their affiliates be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors on the Board of Directors, and be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports they file.

     Based solely upon review of the copies of Section 16(a) reports received by the Company, and written representations that no other reports were required, the Company believes that there was compliance for the 1999 fiscal year with all
Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten percent stockholders, except that Mr. Valdes inadvertently filed certain holdings late on Form 5.

                             STOCKHOLDER PROPOSALS

     If a Stockholder wants to include a proposal in the Company's proxy statement and form of proxy for presentation at the 2001 Annual Meeting of Stockholders, the proposal must be received by December 16, 2000 and must otherwise comply with the rules of the Securities and Exchange Commission relating to the submission of stockholder proposals. Proposals must be mailed to the Company's principal executive offices, 1 Willow Brook Court, Petaluma, California 94954, Attention: Secretary.

     A Stockholder proposal not included in the Company's proxy statement for the 2001 Annual Meeting will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of the Company at the principal executive offices of the Company and otherwise complies with the provisions of the Company's bylaws. To be timely, the Company's bylaws provide that the Company must have received the stockholder's notice not less than 20 days nor more than 60 days prior to the date of the meeting.

                                 OTHER MATTERS

     Management does not know of any matters to be presented at the Annual Meeting other than those set forth herein and in the Notice accompanying this Proxy Statement. If other matters are properly presented, the individuals named as proxies will have discretionary authority to vote your shares on the matter unless you direct otherwise in your proxy instruction.

     It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. YOU ARE, THEREFORE, URGED TO EXECUTE THE ACCOMPANYING PROXY PROMPTLY AND RETURN IT IN THE ENVELOPE THAT HAS BEEN ENCLOSED FOR YOUR CONVENIENCE. Stockholders who are present at the Annual Meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

                                          By Order of the Board of Directors,

                                          /s/ DONALD GREEN

                                          Donald Green
                                          Chairman of the Board

April 14, 2000
Petaluma, California

                    [ADVANCED FIBRE COMMUNICATIONS LOGO]

                                                             THIS IS YOUR PROXY.
                                                         YOUR VOTE IS IMPORTANT.

Dear Stockholder:

The officers and directors of Advanced Fibre Communications, Inc. ("AFC") cordially invite you to attend the Annual Meeting of Stockholders to be held on May 25, 2000 at 2:00 p.m. at the offices of AFC, 2200 South McDowell Blvd., Petaluma, California.

Please review the important information enclosed with this Proxy. Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy in the enclosed postage paid envelope.

Thank you in advance for your prompt consideration of these matters.

Sincerely,


/s/ DONALD GREEN
Donald Green
Chairman of the Board


                                  DETACH HERE

    PLEASE MARK
[X] VOTES AS IN
    THIS EXAMPLE.

     1.  Election of Directors.

         NOMINEES: (01) Clifford H. Higgerson, (02) John A. Schofield and (03) Alex Sozonoff

                    FOR       WITHHELD
                    [ ]         [ ]


[ ]
   ------------------------------------------
     For all nominees except as noted above

     2. Ratify the appointment of KPMG LLP as independent auditors of the Corporation.

         FOR        AGAINST        ABSTAIN
         [ ]          [ ]            [ ]

     3. In their discretion, the Proxies are authorized to vote upon any other business that may properly come before the meeting.

     MARK HERE IF YOU PLAN TO ATTEND THE MEETING    [ ]

     MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [ ]

     Please sign exactly as your name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer. If signing for a partnership, please sign in partnership name by an authorized person.


Signature:______________ Date:_________ Signature:_____________ Date:___________

                                  DETACH HERE


                                     PROXY

                      ADVANCED FIBRE COMMUNICATIONS, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Advanced Fibre Communications, Inc. (the "Corporation") hereby appoints Keith E. Pratt and Amy M. Paul, and each or either of them, with full power of substitution in each of them, as proxies of the undersigned, and hereby authorizes them to represent and to cast all votes as designated below, which the undersigned stockholder is entitled to cast at the Annual Meeting of Stockholders to be held at 2:00 p.m. on May 25, 2000, at the offices of the Corporation, 2200 South McDowell Blvd., Petaluma, California 94954, and at any adjournments thereof, upon the following matters. The undersigned stockholder hereby revokes any proxy or proxies heretofore given.

THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. THE BOARD RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2 TO RATIFY THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS OF THE CORPORATION FOR THE YEAR ENDING DECEMBER 30, 2000 AND IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the secretary of the corporation either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person. The undersigned stockholder hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement.


SEE REVERSE                                                         SEE REVERSE
   SIDE                                                                SIDE

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE